Exhibit (m)(1) Calculations of Illustrations for VUL III

Narrative for the Hypothetical Illustration 1

I.	The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, Preferred NonSmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $300,000 or 222% x $17,347.12

= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$14,083.31
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$574.47
- Mortality & Expense Charge****	$162.42
+ Hypothetical Rate of Return*****	($274.30)

=	$17,347	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a policy fee of $5.00 and a monthly cost of insurance (COI) deduction.

The monthly COI charges for year 5 are:

Month	COI
1	$42.80
2	$42.81
3	$42.83
4	$42.84
5	$42.85
6	$42.87
7	$42.88
8	$42.89
9	$42.91
10	$42.92
11	$42.93
12	$42.94
Total	$514.47

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% in years 1-10 and 0.45% in years 11+.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($23.45)
2	($23.35)
3	($23.24)
4	($23.13)
5	($23.02)
6	($22.91)
7	($22.80)
8	($22.70)
9	($22.59)
10	($22.48)
11	($22.37)
12	($22.27)
Total	($274.30)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$17,347.12
- Year 5 Surrender Charge	$3,126.00

=	$14,221	(rounded to the nearest dollar)

II.	The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, Preferred NonSmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $300,000 or 222% x $20,864.39

= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$16,428.39
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$569.20
- Mortality & Expense Charge****	$183.57
+ Hypothetical Rate of Return*****	$913.77

=	$20,864	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a policy fee of $5.00 and a monthly cost of insurance (COI) deduction.

The monthly COI charges for year 5 are:

Month	COI
1	$42.44
2	$42.44
3	$42.44
4	$42.44
5	$42.44
6	$42.43
7	$42.43
8	$42.43

9	$42.43
10	$42.43
11	$42.42
12	$42.42
Total	$509.20

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% in years 1-10 and 0.45% in years 11+.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$75.88
2	$75.93
3	$75.98
4	$76.02
5	$76.07
6	$76.12
7	$76.17
8	$76.22
9	$76.27
10	$76.32
11	$76.37
12	$76.42
Total	$913.77

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$20,864.39
- Year 5 Surrender Charge	$3,126.00

=	$17,738	(rounded to the nearest dollar)

III.	The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, Preferred NonSmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $300,000 or 222% x $24,992.45

= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$19,072.72
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$563.14
- Mortality & Expense Charge****	$207.42
+ Hypothetical Rate of Return*****	$2,415.29

=	$24,992	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a policy fee of $5.00 and a monthly cost of insurance (COI) deduction.

The monthly COI charges for year 5 are:

Month	COI
1	$42.04
2	$42.02
3	$42.00
4	$41.98
5	$41.96
6	$41.94
7	$41.92
8	$41.90
9	$41.88
10	$41.86
11	$41.83
12	$41.81
Total	$503.14

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% in years 1-10 and 0.45% in years 11+.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$195.07
2	$196.17
3	$197.28
4	$198.39
5	$199.52
6	$200.65
7	$201.79
8	$202.95
9	$204.11
10	$205.28
11	$206.46
12	$207.64
Total	$2,415.29

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$24,992.45
- Year 5 Surrender Charge	$3,126.00

=	$21,866	(rounded to the nearest dollar)

Narrative for the Hypothetical Illustration 2

I.	The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred NonSmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $300,000 or 222% x $15,705.50

= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$12,819.78
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$988.58
- Mortality & Expense Charge****	$149.02
+ Hypothetical Rate of Return*****	($251.68)

=	$15,706	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$74.71
2	$74.74
3	$74.77
4	$74.81

5	$74.84
6	$74.87
7	$74.90
8	$74.93
9	$74.96
10	$74.99
11	$75.02
12	$75.05
Total	$898.58

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($21.79)
2	($21.64)
3	($21.49)
4	($21.34)
5	($21.19)
6	($21.05)
7	($20.90)
8	($20.75)
9	($20.60)
10	($20.45)
11	($20.31)
12	($20.16)
Total	($251.68)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$15,705.50
- Year 5 Surrender Charge	$3,126.00

=	$12,580	(rounded to the nearest dollar)

II.	The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred NonSmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $300,000 or 222% x $18,981.62

= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$15,014.95
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$980.02
- Mortality & Expense Charge****	$168.86
+ Hypothetical Rate of Return*****	$840.54

=	$18,982	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$74.13
2	$74.14
3	$74.14
4	$74.15
5	$74.16
6	$74.16
7	$74.17
8	$74.18
9	$74.18
10	$74.19
11	$74.20
12	$74.21
Total	$890.02

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$70.56
2	$70.47
3	$70.37
4	$70.28
5	$70.19
6	$70.09
7	$70.00
8	$69.91
9	$69.81
10	$69.72
11	$69.62
12	$69.52
Total	$840.54

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$18,981.62
- Year 5 Surrender Charge	$3,126.00

=	$15,856	(rounded to the nearest dollar)

III.	The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred NonSmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $300,000 or 222% x $22,821.74

= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$17,486.14
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$970.19
- Mortality & Expense Charge****	$191.18
+ Hypothetical Rate of Return*****	$2,221.98

=	$22,822	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$73.48
2	$73.45
3	$73.43
4	$73.41
5	$73.39
6	$73.36
7	$73.34
8	$73.32
9	$73.29
10	$73.27
11	$73.24
12	$73.22
Total	$880.19

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$181.17
2	$181.88
3	$182.59
4	$183.31
5	$184.03
6	$184.76
7	$185.50
8	$186.24
9	$186.99
10	$187.74
11	$188.50
12	$189.27
Total	$2,221.98

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$22,821.74
- Year 5 Surrender Charge	$3,126.00

=	$19,696	(rounded to the nearest dollar)